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                                                                     EXHIBIT 3.2

                          COINMACH LAUNDRY CORPORATION



                CERTIFICATE OF POWERS, DESIGNATIONS, PREFERENCES
                     AND RELATIVE, PARTICIPATING, OPTIONAL
                 AND OTHER SPECIAL RIGHTS OF SERIES A PREFERRED
                     STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF


                          Dated as of July [__,] 1996
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                          COINMACH LAUNDRY CORPORATION

                CERTIFICATE OF POWERS, DESIGNATIONS, PREFERENCES
                     AND RELATIVE, PARTICIPATING, OPTIONAL
                 AND OTHER SPECIAL RIGHTS OF SERIES A PREFERRED
                     STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF



                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE



         COINMACH LAUNDRY CORPORATION (the "Corporation"), a corporation
                                            -----------
organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation by its Certificate of Incorporation and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, by unanimous written consent dated July 2, 1996, duly approved and adopted the following resolution (the "Resolution"):
- -----------

              RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Corporation by its Certificate of Incorporation, as amended (hereinafter referred to as the "Certificate of
                                                   --------------
          Incorporation"), the Board of Directors does hereby create, authorize
          -------------
          and provide for the issue of Series A Preferred Stock, par value $0.01 per share, with an aggregate stated value of [$__________] consisting initially of 1,000 shares, having the designations, preferences, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

    1.   Designation.  The distinctive designation of such series is "Series A
         -----------
Preferred Stock" (hereinafter in this

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Resolution called the "Preferred Stock"), par value $0.01 per share, which shall
                       ---------------
consist of 1,000 shares of cumulative preferred stock having a stated value of [$_________] per share (the "Stated Value").
                             ------------

    2.   Rank.  The Preferred Stock shall, with respect to dividend rights and
         ----
rights of liquidation, winding up and dissolution, rank senior to all other equity securities of the Corporation, including all classes of the Corporation's Class A common stock, par value $.01 per share (the "Class A Common Stock"),
                                                     --------------------
Class B common stock, par value $.01 per share (the "Class B Common Stock,"
                                                     --------------------
together with the Class A Common Stock, the "Common Stock") and all subsequently
                                             ------------
issued preferred stock of the Corporation (all of such equity securities of the Corporation to which the Preferred Stock ranks senior are collectively referred to herein as the "Junior Securities").
                  -----------------

     3.  Dividends.
         ---------
         (a) With respect to each annual dividend period (hereinafter referred to as an "Annual Dividend Period"), the holders of the shares of Preferred Stock
          ----------------------
shall be entitled to receive when, as and if declared by the Board of Directors and to the extent permitted under the General Corporation Law of the State of Delaware, out of the Corporation's retained earnings, surplus capital or other funds legally available therefor (collectively, the "Legally Available Funds"),
                                                     -----------------------
cumulative dividends payable in cash on the shares of the Preferred Stock for each such Annual Dividend Period at a rate per annum, in respect of such Annual Dividend Period, equal to 8% of the

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Liquidation Preference (as defined in section 5(a) hereof) of each share of
Preferred Stock for each Annual Dividend Period. Annual Dividend Periods shall commence on January 1 of each year and shall end on and include the day next preceding the first day of the next Annual Dividend Period; provided, however,
                                                            --------  -------
that the initial Annual Dividend Period shall consist of the period from and including July 1, 1996 (the "Initial Accrual Date") to and including December
                             --------------------
31, 1996 (the "Initial Dividend Period").  All dividends described in this
               -----------------------
Section 3(a) shall be payable on January 1 of each year (each of such dates being a "Dividend Payment Date"), commencing January 1, 1998, with respect to
         ---------------------
the Initial Dividend Period or Annual Dividend Period, as applicable, then ended. Such dividends shall be paid to the holders of record, as they appear on the register of the Corporation for the Preferred Stock, at the close of business 30 days prior to the respective Dividend Payment Date. Each of such annual dividends shall be fully cumulative and shall accrue (whether or not declared), without interest, from the first day of the Annual Dividend Period, except that, with respect to the Initial Dividend Period, dividends shall accrue from the Initial Accrual Date and shall be computed on the basis of a 360 day year consisting of twelve 30 day months. Dividends shall accrue on a daily basis without regard to the occurrence of a Dividend Payment Date or the declaration of any dividend. Except with respect to any optional redemption (as set forth in Section 6 hereof), no dividends on the Preferred Stock shall be paid prior

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

to January 1, 1998. Except as expressly set forth herein, dividends on the Preferred Stock shall be payable only in cash.
         (b) All dividends paid with respect to shares of the Preferred Stock pursuant to Section 3(a) shall be paid pro rata to the holders entitled thereto.
                                       --- ----
In the event that Legally Available Funds of the Corporation available for the payment of dividends shall be insufficient for the payment of the entire amount of dividends payable for any Annual Dividend Period with respect to the Preferred Stock, the amount of any Legally Available Funds shall be allocated for the payment of dividends with respect to the Preferred Stock pro rata based
                                                                 --- ----
upon the Liquidation Preference of the outstanding shares of Preferred Stock.
         (c) (i) Holders of shares of the Preferred Stock shall be entitled to receive the dividends provided for in Section 3(a) hereof in preference to and in priority over any dividends upon any of the Junior Securities.
          (ii) No dividends shall be paid on the Preferred Stock if such payment would violate the terms of any instrument governing indebtedness of the Corporation.
          (iii) So long as any shares of the Preferred Stock are outstanding, the Corporation (A) shall not declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable

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for or convertible into any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than (a) distributions or dividends in Junior Securities to the holders of Junior Securities, and (b) redemptions of Junior Securities issued to any of the Corporation's executive officers or employees pursuant to any employee benefit, stock option or bonus plan, which redemptions shall have been approved by a majority of the Board of Directors) and (B) shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Securities, or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase or distribution, as the case may be, all accrued and unpaid dividends through the most recent Dividend Payment Date on shares of the Preferred Stock shall have been or be paid or declared or set aside for payment.
         (d) Subject to the foregoing provisions of this Section 3 and the other provisions of this Certificate of Designations, the Board of Directors may declare, and the Corporation may pay or set apart for payment, dividends and other distributions on any of the Junior Securities, and may purchase or otherwise redeem any of the Junior Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities, and the holders of the shares of the Preferred Stock shall not be entitled to share therein.

    4.   Protective Provisions.  In addition to any other rights provided by
         ---------------------
law, so long as any shares of Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of 66-2/3% of the Preferred Stock (voting together as a class for this purpose):
         (a) amend or repeal any provision of, or add any provision to the Corporation's Certificate of Incorporation, which provision adversely affects the rights, remedies or preferences of the holders of Preferred Stock;
         (b) alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of the Preferred Stock;
         (c) authorize or issue shares of any class or series of stock having any preference or priority as to dividends or assets (i) superior to any such preference or priority of the Preferred Stock, or (ii) on a parity with any such preference or priority of the Preferred Stock; or

         (d) reclassify any shares of Junior Securities other than the Preferred Stock into shares having any preference or priority as to dividends or liquidation superior to or on a parity with any such preference or priority of the Preferred Stock.

    5.   Liquidation Preference.
         ----------------------
         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a "Liquidation
                                                                -----------
Event"), the holders of shares of the
- -----

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Preferred Stock then outstanding shall be entitled to receive, prior to and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Junior Securities, by reason of their ownership of such Preferred Stock, out of the assets of the Corporation available for distribution to its stockholders, an amount in cash equal to the Stated Value for each share of Preferred Stock outstanding (the "Liquidation
                                                                 -----------
Preference"), plus (to the extent not declared and paid pursuant to the
- ----------
immediately succeeding sentence) an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. After payment has been made to the holders of the Preferred Stock of the full amount to which they shall be entitled as aforesaid, the holders of shares of Junior Securities shall be entitled to receive their respective pro rata portions of any and all remaining
                                     --- ----
assets based on the number of shares of Junior Securities then held by them. Upon the occurrence of a Liquidation Event, the Corporation, by resolution of its Board of Directors, shall, to the extent of any Legally Available Funds and prior to the filing of a certificate of dissolution with respect to such transaction, declare a mandatory dividend on the Preferred Stock payable before any distribution is made to any holder of any Junior Securities, in an amount equal to any accrued and unpaid dividends on the Preferred Stock as of such date, and if the Corporation does not have sufficient Legally Available Funds to declare and pay all dividends accrued at the time of such liquidation, dissolution or winding up, an amount equal to any remaining accrued and unpaid dividends shall be added to the payment to be received by the holder of the Preferred Stock in such liquidation, dissolution or winding up. If upon the occurrence of a Liquidation Event, the assets and funds of the Corporation, or proceeds thereof, are not sufficient to permit the payment in full of the preferential liquidation payments payable to the holders of outstanding shares of the Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets and funds of the Corporation in proportion to the full amounts to which the holders of outstanding shares of the Preferred Stock are entitled.
         (b) If, upon the completion of the distributions contemplated by paragraph (a) of this Section 5, assets remain in the Corporation, the remaining assets legally available for the distribution, if any, shall be divided ratably between the holders of the Corporation's Junior Securities.
         (c) The fair value of the assets or property to be distributed upon the occurrence of a Liquidation Event shall be determined in good faith by the Board of Directors of the Corporation.
         (d) Neither (i) the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation, nor (ii) the consolidation or merger of the Corporation with one or more corporations or other form of

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reorganization with the effect that, immediately after such transaction, the stockholders of the Corporation immediately prior to such transaction hold less than a majority in interest of the total voting power entitled to vote in the election of directors, managers or trustees of the Corporation or such other person or entity surviving such transaction, shall be deemed to be a Liquidation Event, unless such event shall be in connection with a dissolution or winding up of the business and operations of the Corporation.

    6.   Optional Redemption.
         -------------------
         (a) The Corporation may, at its option, redeem any or all shares of the Preferred Stock, at any time or from time to time, at a redemption price per share equal to the Stated Value thereof, plus an amount equal to accrued and unpaid dividends thereon (whether or not declared) to and including the date of redemption.

         (b) If less than all the outstanding shares of Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as
                                                         --- ----
practicable or by lot.

    7.  Procedure for Redemption.
        ------------------------
         (a) If Legally Available Funds are not available at the time of any redemption date to redeem all of the shares of Preferred Stock then due to be redeemed, any such unredeemed shares shall be redeemable, at the option of the holder thereof, at such time as the Corporation has Legally Available Funds therefor. Shares of Preferred Stock which are subject to redemption, but which have not been redeemed and for which the redemption price has not been paid or set aside with respect thereto due to insufficient Legally Available Funds, shall continue to be entitled to the dividend and other rights, preferences and privileges of the Preferred Stock until such shares have been redeemed and the redemption price has been paid or set aside with respect thereto.
         (b) In the event the Corporation shall redeem shares of the Preferred Stock pursuant to Section 6, written notice of such redemption shall be given, by first class mail, postage prepaid, mailed not less than 5 days nor more than 90 days prior to the applicable redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register or transfer books of the Corporation; provided, however, that no
                                               --------  -------
failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of the Preferred Stock to be redeemed, except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the applicable redemption date; (ii) the total number of shares of Preferred Stock to be redeemed and the number of shares of Preferred Stock to be redeemed from such holder; (iii) the applicable redemption price;
(iv) the place or places where certificates for such shares are to be surrendered for payment of the applicable redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue upon such redemption.

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

         (c) Notice having been mailed in accordance with Section 7(b) hereof, from and after the applicable redemption date (unless default shall be made by the Corporation in providing money for the payment of the applicable redemption price, together with an amount equal to all accrued and unpaid dividends, if any, to the redemption date, of the shares called for redemption), dividends on the shares of the Preferred Stock so called for redemption shall cease to accrue, and said shares shall be cancelled and shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the applicable redemption price and any accrued and unpaid dividends without interest) shall cease. Upon surrender by any holder of Preferred Stock in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price. If fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued, without cost to the holder thereof, representing the shares which have not been redeemed.

    8.   Definitions.  In this Certificate of Designations, the following terms
         -----------
have the meanings specified or referred to in this Section 8 and shall be equally applicable to both the singular and plural forms.

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              "Annual Dividend Period" shall have the meaning assigned to such
               ----------------------
term in Section 3 herein.
              "Class A Common Stock" shall have the meaning assigned to such
               --------------------
term in Section 2 herein.
              "Class B Common Stock" shall have the meaning assigned to such
               --------------------
term in Section 2 herein.
              "Common Stock" shall have the meaning assigned to such term in
               ------------
Section 2 herein.
              "Dividend Payment Date" shall have the meaning assigned to such
               ---------------------
term in Section 3 herein.
              "Initial Dividend Period" shall have the meaning assigned to such
               -----------------------
term in Section 3 herein.
              "Junior Securities" shall have the meaning assigned to such term
               -----------------
in Section 2 herein.
              "Legally Available Funds" shall have the meaning assigned to such
               -----------------------
term in Section 3(a) herein.
              "Liquidation Event" shall have the meaning assigned to such term
               -----------------
in Section 5(a) herein.
              "Liquidation Preference" shall have the meaning assigned to such
               ----------------------
term in Section 5(a) herein.
              "Preferred Stock" shall have the meaning assigned to such term in
               ---------------
Section 1 herein.
              "Stated Value" shall have the meaning assigned to such term in
               ------------
Section 1 herein.

    9.   No Sinking Fund.  The shares of Preferred Stock shall not be subject to
         ---------------
the operation of any mandatory purchase, retirement or sinking fund.

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

    10.  No Other Rights.  Except as expressly set forth herein, the holders of
         ---------------
the Preferred Stock shall have no voting or other rights other than those provided by law.

    11.  Reacquired Shares.  Shares of Preferred Stock redeemed by the
         -----------------
Corporation, or otherwise acquired by the Corporation, shall be cancelled, shall cease to be outstanding and shall be restored to the status of authorized but unissued shares of the Corporation's preferred stock, without designation as to class, and may thereafter be issued, but not as shares of Preferred Stock.

    12.  Conversion and Preemptive Rights.  The Preferred Stock is not entitled
         --------------------------------
to any conversion, preemptive or subscription rights with respect to any securities of the Corporation.

    13.  Severability of Provisions.  Whenever possible, each provision hereof
         --------------------------
shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or unenforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

         IN WITNESS WHEREOF, COINMACH LAUNDRY CORPORATION has caused this Certificate to be signed by Robert M. Doyle, Senior Vice President of the Corporation, this ___ day of ________, 1996.

                             COINMACH LAUNDRY CORPORATION



                             By:  _________________________
                                  Robert M. Doyle
                                  Senior Vice President

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